                                                                    EXHIBIT 23.1

                       [SALOMON SMITH BARNEY LETTERHEAD]

                      CONSENT OF SALOMON SMITH BARNEY INC.

  We hereby consent to the use in the Registration Statement of Eastern Enterprises on Form S-4, and in the related Joint Proxy Statement of Eastern Enterprises/Colonial Gas Company, of our opinion dated October 17, 1998 appearing as Annex C to such Joint Proxy Statement/Prospectus, and to the description therein of such opinion and to the references therein to us under the headings "SUMMARY--The Colonial Special Meeting--Fairness Opinion of Colonial's Financial Advisor" and "THE MERGER--Opinion of Colonial's Financial Advisor." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

/s/ Salomon Smith Barney Inc.

New York, New York
December 16, 1998